SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

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UNITED BANCSHARES, INC.

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On August 28, 2000, United Bancshares, Inc. ("UBI") and Delphos Citizens Bancorp, Inc. ("Delphos") issued a joint press release which reported that Delphos had entered into an Affiliation Agreement, pursuant to which Delphos will be merged with and into UBI, with UBI being the surviving entity.

UBI and Delphos will be filing a joint proxy statement-prospectus and other relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT-PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's Website, www.sec.gov. In addition, documents filed with the SEC by UBI will be available free of charge from the Corporate Secretary of UBI at 100 South High Street, Columbus Grove, Ohio 45830, telephone (419) 659-2141. Documents filed with the SEC by Delphos will be available free of charge from the Corporate Secretary of Delphos at 114 East Third Street, Delphos, Ohio 45833, telephone (419) 692-2010. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT-PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

UBI and its directors and executive officers may be deemed to be participants in the solicitation of proxies of UBI stockholders to approve the merger. UBI's board of directors is composed of James Reynolds, E. Eugene Lehman, Carl McCrate, William Perry, Joe S. Edwards, Jr., Thomas Erhart, Edward Rigel and Daniel W. Schutt. UBI's executive officers include James Reynolds (Chairman), E. Eugene Lehman (President) and Bonita Selhorst (Secretary). These directors and executive officers may be deemed to be beneficial owners of shares of UBI common stock as follows: James Reynolds, 60,760 shares (2.64%); E. Eugene Lehman, 19,023.93 shares (0.78%); Carl McCrate, 22,644 shares (0.99%); William Perry, 29,566 shares (1.29%); Joe S. Edwards, Jr., 185,101 shares (8.05%); Thomas Erhart, 47,678 shares (2.07%); Edward Rigel, 30,225 shares (1.32%); Daniel W. Schutt, 868.20 shares (0.04%); and Bonita Selhorst, 7,650.02 shares (0.33%). Collectively, these directors and executive officers may be deemed to beneficially own 17.51% of UBI's outstanding shares of common stock. This ownership information is as of August 28, 2000.